FOURTH ADDENDUM TO LEASE BETWEEN ANDRX CORPORATION
           AND NEWTOWN COMMERCE CENTER LTD., AS SUCCESSOR IN INTEREST
                    TO NEWTOWN ASSOCIATES LIMITED PARTNERSHIP

         This Fourth Addendum is dated the 23rd day of July, 1996 and is by and between Andrx Corporation, a Florida corporation ("Tenant") and Newtown Commerce Center, Ltd., as successor in interest to Newtown Associates Limited Partnership ("Landlord").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 23, 1993 (the "Original Lease"), pertaining to Suites 201 to 203 in that certain building located at 4001 S.W. 47th Avenue, Davie, Florida 33314 ("Building Two"); and

         WHEREAS, the Original Lease has been modified and amended pursuant to those certain Addenda dated July 28, 1994, May 1, 1995 and October 30, 1995, in order to, among other things, add Suites 204, 205, 206, 207, 208, 209, 210, and 211, in Building Two, to the Original Lease and to grant Tenant a right of first refusal with respect to the remaining space in Building Two (the "Addenda"); and

         WHEREAS, the Original Lease has also been modified and amended pursuant to that certain Option to Lease, dated April 30, 1993 (the "Option") and a Non-Disturbance, Attornment and Subordination Agreement dated August 25, 1993 (the "Non-Disturbance Agreement" and the Original Lease, the Addenda, the Option, and the Non-Disturbance Agreement are herein collectively referred to as the "Lease");

         NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

         1. Incorporation of Recitals. The Recitals set forth above are true and correct and are hereby incorporated by reference.

         2. Exercise of Option. Tenant hereby exercises its option with respect to Suites 213 and 214, and agrees to lease those suites, comprising approximately 4,100 square feet, beginning as of June 1, 1996. That additional space, together with the other suites presently leased by Tenant in Building Two, shall become part of the Lease, making a combined total of 37,400 square feet leased by Tenant pursuant to the Lease.

         3. Term and Delivery of Space. The term of the Lease, with respect to any additional space acquired by Tenant pursuant to the exercise of its option, shall commence on the first day of the month after such space is vacated, and shall expire on May 31, 2003. Notwithstanding the foregoing, Landlord shall allow Tenant to immediately use such additional space without any payment obligation.

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         4. Field Measurement. Tenant shall be entitled to a "Field Measurement"
of any additional space which it acquires, and of the total rentable square footage of the subject building.

         5. Rental Rate. Commencing on the first day of the month after Tenant gains possession of any additional space in Building Two, Tenant agrees to pay Landlord the total annual rental set forth below for the suites it occupies, plus additional Florida sales tax (presently at 6% per annum), in accordance with the following schedule:

                    Period                        :|         Rate per Sq. Ft.

                    Until May 1998                           $7.15

                    June 1998 to May 2001
                    (36 months)                              $7.40

                    June 2001 to May 2003
                    (36 months)                              $7.65

         The annual rent shown above includes operating expenses.

         6. Option: Deliverv of Suite 215. Tenant is hereby given the option of causing Landlord to vacate Suite 215 during the Lease Term. Upon Tenant's written request, Landlord hereby agrees to vacate Suite 215 as quickly as may be practicable. If such option is exercised, Tenant hereby agrees to pay Landlord's moving expenses and any expenses reasonably incurred in connection with building out or decorating the space in Newtown Commerce Centre which Landlord moves into. This provision is subject to a space being available facing S.W. 47th Avenue.

         7. Other Provisions. All other terms and conditions of the Lease shall remain the same.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this fourth Addendum on the date set forth above.

Tenant:                                   Landlord:

ANDRX CORPORATION                         NEWTOWN COMMERCE CENTER, LTD.
                                          By: ADLER MANAGEMENT SERVICES,
                                          INC.

/S/ SCOTT LODIN                           /S/ BRETT HARRIS
------------------------                  --------------------------------------
Scott Lodin, V.P./General Counsel         Brett Harris, Executive Vice President